Exhibit 99.1

Revolution Lighting Technologies Reports Second Quarter 2014 Financial Results

– Reported Q2 Revenue of $17.5 Million –

– Gross Margin at 32% –

– Net Income of $2.4 Million –

Stamford, CT, August 7, 2014 – Revolution Lighting Technologies, Inc. (NASDAQ: RVLT) (“Revolution Lighting”), a leading provider of advanced LED lighting solutions, today announced financial results for the second quarter of 2014, ended June 30, 2014.

“We continued to make significant progress in the second quarter as we added distribution channels; converted our sales pipeline to customers and commenced several large and strategic LED retrofit projects,” said Robert V. LaPenta, Chairman and Chief Executive Officer, Revolution Lighting Technologies. “The integration of Value Lighting continues to progress and is leading to new opportunities and market penetration in the multifamily residential housing sector. Demand for our LED lighting solutions is strong, our sales pipeline is robust and we are well-positioned for accelerated growth throughout the remainder of the year and beyond. In addition, we expect to conclude a $25 million revolving credit banking facility in the near future and once consummated will provide us with additional financial flexibility.”

Quarter Ended June 30, 2014

For the quarter ended June 30, 2014, total revenue, which includes approximately two months of the recently completed Value Lighting acquisition, was approximately $17.5 million, as compared to $7.4 million in the same period in 2013, an increase of approximately 136%. The second quarter of 2013 included a $4.5 million order from a real estate development group which did not reoccur in the second quarter of 2014. Excluding the large order, revenue increased by approximately 503% in the second quarter of 2014.

Gross profit for the quarter was approximately $5.6 million as compared to gross profit of approximately $3.6 million for the same period in 2013. Gross margin for the quarter was 32% and was impacted by changes in the revenue mix. We expect gross margin in the range of 35% going forward. The 2013 gross margin was 49% and reflects the impact of the large profitable order referred to above, which did not reoccur in 2014.

The Company reported an operating loss of $3.2 million in the second quarter of 2014 as compared to $1.3 million in the same period of 2013. Operating results for the second quarter of 2014 were negatively impacted by one-time and non-cash charges of $2.0 million, including expenses related to acquisitions, the amortization of intangible assets resulting from the acquisitions and stock-based compensation, compared to corresponding charges of $2.3 million in the second quarter of 2013. Negative Adjusted EBITDA (as defined below) for the second quarter of 2014 was approximately $1.2 million excluding the aforementioned charges compared to positive $1.0 million in the second quarter of 2013, which as indicated above reflects the impact of the large profitable order referred to above, which did not reoccur in 2014.

The Company reported net income for the second quarter of 2014 of approximately $2.4 million as compared to a net loss of $5.1 million for the same period in 2013. The 2014 results include the benefit of a reduction of the deferred tax valuation allowance of $6.0 million as a result of deferred tax credits generated from the acquisition of Value Lighting and interest charges of $0.4 million, while the 2013 results reflect a $3.8 million charge for the change in fair value of an embedded derivative associated with the Series E preferred stock.

Basic and diluted earnings per share attributable to common stockholders was $0.01 for the quarter ended June 30, 2014 as compared to a loss per share of $0.07 for the quarter ended June 30, 2013. The per share amounts reflect accrual of dividends on preferred stock and in 2014 the accretion to redemption value of the Series G preferred stock.

Six months ended June 30, 2014

For the six months ended June 30, 2014, total revenue was approximately $22.5 million, as compared to $13.7 million in the same period of 2013, an increase of approximately 64%. Gross profit for the period was approximately $7.2 million, as compared to $6.2 million during the same period in 2013. Gross margin was 32% as compared to gross margin of 46% for the same period in 2013. The 2013 revenues, gross profit and gross margin percentage reflect the impact of a $9 million sale to a real estate developer group recorded in the six months ended June 30, 2013, which did not reoccur in 2014.

The Company reported an operating loss of $6.6 million in the six months ended June, 30 2014 as compared to $4.2 million in the same period of 2013. Operating results for the six months were negatively impacted by non-operating costs, one-time and non-cash charges of $3.2 million, including expenses related to acquisitions, severance and transition costs, and amortization of intangible assets related to acquisitions and stock-based compensation, compared to a corresponding amount of $5.3 million in 2014. Negative Adjusted EBITDA (as defined below) for the six months ended June 30, 2014 was approximately $3.5 million compared to positive Adjusted EBITDA of $1.0 million for the comparable period in 2013, excluding the aforementioned charges.

The Company reported a net loss for the six months ended June 30, 2014 of approximately $1.2 million as compared to a net loss of $10.5 million for the same period in 2013. The net loss includes the aforementioned charges and in 2014 interest expense of $0.5 million and a deferred income tax benefit of $6.0 million, and in 2013 a one-time non-cash charge of $6.9 million related to the change in fair value of the embedded derivative liability related to the Company’s Series E preferred stock, as well as a gain of $0.7 million on a bargain purchase of a business. The Company does not expect these items to reoccur going forward.

Basic and diluted loss per share were negative $0.03 and $0.18, respectively, for the six months ended June 30, 2014 and 2013. The per share amounts reflect the accretion to the redemption value of the Series G preferred stock of $0.9 million in 2014 and Series E preferred stock of $2.2.million in 2013, as well as the accrual of dividends on preferred stock.

Recent Business Highlights

•	May 30th: Announced the completion of a major LED lighting project at Baldor Specialty Foods in the Hunts Point area of the Bronx, NY

•	June 11th: Announced that SL Green Realty Corp., New York City’s largest commercial property owner, selected Revolution Lighting’s Seesmart™ brand LED tube lamps for an LED retrofit at nine commercial office properties to save $370,000 annually in operating expenses

•	June 16th: Announced that Revolution Lighting will offer its Seesmart brand LED household and PAR lamps through the Staples.com and Quill.com online retail stores

•	July 21st: Entered into a strategic distribution partnership with Ganga Hospitality Corp. a leading provider of equipment and financing to hotel, hospital, and gas station and convenience store customers, to expand the distribution of Revolution Lighting’s LED lighting products into Ganga’s large and existing base of more than 12,000 customers.

The Company’s business pipeline is robust with Revolution Lighting being selected for several strategic opportunities and initiating key projects in recent months, including the following:

•	Selected on LED lighting retrofit projects for several large nationwide franchise operators with over 6,000 outlets commencing in 2014 with a potential of over $100 million

•	Designated the preferred provider of LED products for New Jersey and select New York State public school systems with the potential of over $30 million

•	Selected to participate in a large multi-use project in a major U.S. city, including hotels, apartments and retail outlets with a potential of $20 million

•	Nearing completion of product delivery and installation for the retrofit of the Connecticut Convention Center, located in Hartford, Connecticut; this 540,000 square foot building is the largest energy reduction project in the state

Liquidity Position

The Company had a cash balance of $1.7 million and current assets of $34.1 million as of June 30, 2014.

The Company’s controlling stockholder provided the following financings in 2014:

•	During the first quarter of 2014, the Company borrowed $3.5 million under a financing arrangement with an affiliate of its controlling stockholder

•	In April 2014, the Company borrowed $11.8 million from affiliates of its controlling stockholder, including $10.8 million used to fund the cash portion of the consideration for the acquisition of Value Lighting and certain related expenses, and $1.0 million for general corporate purposes

•	In May and June 2014 the Company received advances aggregating to $2.7 million from an affiliate of its controlling stockholder for general corporate purposes

In order to improve its working capital position and provide the Company with increased financial flexibility, the Company and affiliates of its controlling stockholder agreed to exchange $12.6 million of short term notes payable, including accrued interest, and $5.4 million of Series F preferred stock held by such affiliates for $18.0 million of newly issued preferred stock.

In July 2014 the Company and affiliates of its controlling stockholder agreed to convert all of its short term borrowings and advances into one long term note with a principal amount of $5.7 million with a maturity date of April 1, 2016.

At June 30, 2014, the Company had approximately $34.1 million of current assets and positive working capital of approximately $5.2 million, including cash and cash equivalents of $1.7 million, compared to negative working capital of approximately $1.8 million, including cash and cash equivalents of $1.8 million at December 31, 2013.

During the fourth quarter of 2013, the Company entered into an accounts receivable financing facility pursuant to which it can borrow up to an aggregate of $1.5 million, subsequently increased to $2.0 million. At June 30, 2014, $1.1 million was outstanding under the facilities.

The Company expects to obtain a $25 million revolving credit facility from a major international banking institution, in the third quarter. Once consummated, the Company will be able to access the facility, up to $25 million, based on eligible levels of accounts receivable and inventory and subject to certain restrictive covenants.

Guidance

The Company expects third quarter revenue to be in the $24-$26 million range, and second half 2014 revenue to be in the $55-$60 million range. The Company expects Adjusted EBITDA in the range of 10 to 12% in the second half and to become cash flow positive in the fourth quarter of 2014.

Further information on Revolution Lighting Technologies’ quarterly and annual results can be found in the Company’s Form 10-Q for the quarter ended June 30, 2014 filed with the U.S. Securities and Exchange Commission (SEC) and may be accessed on the SEC’s website at www.sec.gov.

About Revolution Lighting Technologies Inc.

Revolution Lighting Technologies, Inc. is a leader in the design, manufacture, marketing, and sale of light emitting diode (LED) lighting solutions focusing on the industrial, commercial and government markets in the United States, Canada, and internationally. Through advanced technology and aggressive new product development, Revolution Lighting has created an innovative, multi-brand, lighting company that offers a comprehensive advanced product platform. The company goes to market through its Seesmart brand, which designs, engineers and manufactures an extensive line of high-quality interior and exterior LED lamps and fixtures; Lighting Integration Technologies Inc., which sells and installs Seesmart products; Lumificient, which supplies LED illumination for the signage industry; Relume Technologies, a leading manufacturer of outdoor LED products; and Sentinel, a revolutionary patented and licensed monitoring and smart grid control system for outdoor lighting applications. Revolution Lighting Technologies markets and distributes its product through a network of independent sales representatives and distributors, as well as through energy savings companies, national accounts and its wholly owned subsidiary, Value Lighting, a leading supplier of lighting solutions to the multifamily residential housing sector and new construction marketplace across the U.S. Revolution Lighting Technologies trades on the NASDAQ under the ticker RVLT. For additional information, please visit: www.rvlti.com.

Cautionary Statement for Forward-Looking Statements

Certain of the above statements contained in this press release are forward-looking statements that involve a number of risks and uncertainties, including statements relating to our business pipeline and sales opportunities, our revenue and Adjusted EBITDA outlook for the third quarter and full year 2014. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Reference is made to Revolution Lighting’s filings under the Securities Exchange Act for additional factors that could cause actual results to differ materially, including our history of losses, customer concentration risks, the potential for future dilution to our existing common stockholders, our status as a controlled company, the risk that demand for our LED products fails to emerge as anticipated, the availability of financing for our customers, competition from larger companies, and risks relating to third party suppliers and manufacturers, as well as the other Risk Factors described in Item 1A of our Form 10-K for the fiscal year ended December 31, 2013. Revolution Lighting Technologies, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.

Adjusted EBITDA

We use Adjusted EBITDA as a non-GAAP measure of financial performance. Adjusted EBITDA is calculated by adding back to net income or loss interest and financing related costs, acquisition related charges, severance and transition costs, interest, income taxes, depreciation and amortization, long lived asset impairments and stock based compensation charges. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes that Adjusted EBITDA is useful to help investors analyze the operating trends in the business and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing our financial results with other companies that use Adjusted EBITDA in their communications with investors. By excluding non-cash charges such as amortization and depreciation, stock based compensation, long lived asset impairments as well as charges for income taxes, interest and financing charges, acquisition related and severance and transition costs, investors can evaluate our operations and compare our results with the results of other companies on a more consistent basis. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals and evaluate the performance of business units and management.

We consider Adjusted EBITDA to be an important indicator of our operational strength and performance and a useful measure of historical and prospective trends. However there are significant limitations of the use of Adjusted EBITDA since it excludes interest income and expense, financing related and acquisition related charges, severance and transition costs, stock based compensation and income taxes, all of which impact profitability, as well as depreciation and amortization and impairments, related to the use of long lived assets that benefit future periods. We believe that these limitations are compensated by providing Adjusted EBITDA only with GAAP performance measures and clearly identifying the differences between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income or loss or operating income or loss presented in accordance with GAAP. Moreover, Adjusted EBITDA as defined by the Company may not be comparable to similarly titled measure provided by other entities.

A reconciliation of our GAAP net loss to non-GAAP Adjusted EBITDA for the quarters ended June 30, 2014 and June 30, 2013 respectively follows:

	(in millions)		(in millions)
	Three Months Ended		Six Months Ended
(in millions)	June 30, 2014	June 30, 2013	June 30, 2014	June 30, 2013
Net Income (Loss)	$2.4	$(5.1)	$(1.2)	$(10.5)
Change in fair value of embedded derivative	—	3.8	$—	6.9
Gain on bargain purchase of business	—	—	—	(0.7)
Severance and transition costs	0.2	0.3	0.3	1.0
Acquisition related costs	0.1	0.5	0.4	1.6
Depreciation and amortization	1.5	1.0	2.1	2.0
Interest expense	0.4	—	0.5	—
Stock compensation	0.2	0.5	0.4	0.7
Deferred income tax benefit	(6.0)	—	(6.0)	—

Adjusted EBITDA	$(1.2)	$1.0	$(3.5)	$1.0

Contact:

ICR

Anton Nicholas, Cory Ziskind

203-682-8200

Anton.Nicholas@icrinc.com

Cory.Ziskind@icrinc.com